AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 7, 2002, is entered into by and among Environmental Lighting Concepts, Inc., a Minnesota corporation ("ELC"), Mark R. Schroeder ("Schroeder") and Gregory J. Orman ("Orman")(Schroeder and Orman collectively, the "ELC Stockholders"), Innovative Energy Consultants Inc., a Missouri corporation ("IEC") and Great Plains Energy Incorporated, a Missouri corporation ("GPE").

RECITALS

          WHEREAS, ELC is a member of Custom Energy Holdings, L.L.C., a Delaware limited liability company ("CEH") pursuant to the Second Amended and Restated Limited Liability Company Agreement of CEH dated as of July 26, 2002 (the "CEH Agreement").

          WHEREAS, ELC, as a member of CEH, holds 580,000 units of Series SEL Economic Interest and 580,000 units of Series SEL Voting Interest, 765,000 units of Series CE Economic Interest and 765,000 units of Series CE Voting Interests (all as defined in the CEH Agreement) (collectively, the "CEH Units"), which represent all of the assets of ELC.

          WHEREAS, the ELC Stockholders are the sole stockholders of ELC.

          WHEREAS, the Board of Directors of ELC, IEC and GPE deem it advisable and in the best interests of each corporation and its respective stockholders that ELC, IEC and GPE enter into a strategic business combination in order to advance the long-term business interests of ELC and GPE, and have therefore approved this Agreement, the Merger (as hereinafter defined) and the other transactions contemplated by this Agreement;

          WHEREAS, the combination of ELC and GPE shall be effected by the terms of this Agreement through a transaction in which ELC will merge with and into IEC (a wholly-owned subsidiary of GPE), with IEC as the surviving corporation; and

          WHEREAS, it is intended that, for federal income tax purposes, the merger shall qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) ("Tax-Free Reorganization") of the Internal Revenue Code of 1986, as amended (the "Code").

AGREEMENT:

          NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
THE MERGER

          Section1.1   The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), ELC shall be merged (the "Merger") with and into IEC in accordance with the Missouri General and Business Corporation Law (the "MGBCL") and the Minnesota Business Corporation Act ("MBCA"), whereupon the separate existence of ELC shall cease, and IEC shall continue as the surviving corporation (the "Surviving Corporation").

          Section 1.2   The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at November 7, 2002 (the "Closing Date").

          Section 1.3   Filings. Upon the Closing, ELC and IEC will file (i) articles of merger with the Secretary of State of the State of Missouri and make all other filing or recordings required by the MGBCL in connection with the Merger, and (ii) a certificate of merger with the Secretary of State of the State of Minnesota and make all other filings or recordings required by the MBCA in connection with the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Missouri or at such later time as is agreed to by ELC and IEC specified in the certificate of merger (the "Effective Time").

          Section 1.4   Effects. The Merger shall have the effects set forth in Section 351.458 of the MGBCL and Section 302A.651 of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall succeed to all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of ELC and IEC, all as provided under the MGBCL and MBCA.

          Section 1.5   Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation and bylaws of IEC as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation.

          Section 1.6   Directors and Officers of the Surviving Corporation. The directors of IEC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of IEC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

          Section 1.7   Conversion of Shares. At the Effective Time:

          (a)  Each share of capital stock of IEC outstanding immediately prior to the Effective Time shall be converted into and become one share of capital stock of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (b)  Each share of ELC Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration. The term "Merger Consideration" payable in aggregate for all shares of ELC Common Stock shall mean (i) that number of whole shares of GPE fully paid and nonassessable voting common stock, no par value ("GPE Common Stock"), as set forth in Schedule 1.7(b) attached hereto, and (ii) a promissory note in the principal amount computed as set forth on Schedule 1.7(b) to Orman ("Orman Note") and a promissory note in the principal amount computed as set forth on Schedule 1.7(b) to Schroeder ("Schroeder Note") (collectively, the "Notes"), which Notes will be substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively. The Orman Note shall be issued by GPE and the Schroeder Note shall be issued by IEC. Until such time as all principal, interest and other payments due with respect to the Schroeder Note have been paid in full, GPE and IEC agree to keep all of the CEH Units in IEC and not to place any encumbrance of any type thereon. If, after the date of this Agreement and prior to the Closing Date, GPE shall (a) declare any dividend payable in shares of GPE Common Stock to its common stockholders of record prior to the Closing Date, or (b) split, combine, reclassify, or a make a similar change in the outstanding shares of GPE Common Stock, then an equitable adjustment shall be made in the number of shares of GPE Common Stock constituting that portion of the Merger Consideration.

          Section 1.8   Distributions Prior to Closing. Immediately prior to the Closing of the Merger, ELC shall declare a dividend in an amount equal to the tax distribution attributable to the CEH Units for the period ending with respect to the Closing Date and Orman and Schroeder shall be entitled to receive from Strategic Energy, L.L.C. ("SEL") such amounts therefrom in proportion to their ownership interests in ELC. The income, gain, loss and deductions attributable to the CEH Units shall be allocated to ELC through the Closing Date and to IEC after the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ELC

          ELC represents and warrants to IEC and GPE as follows, except as set forth on Schedule II hereto and except that none of the following representations and warranties shall be interpreted as directly or indirectly making any representations or warranties as to any fact, matter, condition, circumstance or otherwise with respect to CEH or SEL (other than with respect to Section 2.9).

          Section 2.1   Organization; Power. ELC is a corporation duly organized and validly existing under the laws of the State of Minnesota. ELC is qualified to do business and is in good standing in each jurisdiction in which its property or business requires such qualification. ELC has the requisite corporate power and authority to conduct its business as such business is now being conducted and to consummate the transactions contemplated hereby.

          Section 2.2   Articles of Incorporation and Bylaws. ELC has furnished GPE a true, correct and complete copy of (a) its articles of incorporation, as amended to date and (b) its bylaws, as amended to date. Such articles of incorporation and bylaws are in full force and effect.

          Section 2.3   Authorization of Agreement. The execution, delivery and performance of this Agreement by ELC has been duly and effectively authorized by all necessary corporate action (including, but not limited to, approval by the ELC Stockholders). This Agreement constitutes a valid and binding obligation of ELC enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and to general principals of equity, regardless of whether in a proceeding at equity or at law).

          Section 2.4   No Conflicts. The execution, delivery and performance of this Agreement by ELC will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any judgment, order, writ or decree of any court applicable to it, (c) breach, violate or cause the loss of any permits, licenses, orders or approvals relating to the business of ELC, or (d) result in a breach of or conflict with any term, covenant, condition or provision of, result in a modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the property or assets of ELC pursuant to, the articles of incorporation or bylaws of ELC or any commitment, contract or other agreement or instrument to which it is a party or by which the property or assets of ELC are or may be bound or affected.

          Section 2.5   Capitalization. The authorized capital stock of ELC consists of 100,000 shares of common stock, no par value, of which 50,920 shares of voting common stock are issued and outstanding ("ELC Common Stock"). All of the outstanding shares of ELC Common Stock are owned of record by the ELC Stockholders in the amounts set forth on Schedule 2.5. All outstanding shares of ELC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. There are no obligations, contingent or otherwise, of ELC to repurchase, redeem or otherwise acquire any shares of ELC Common Stock. There are no equity securities of any class of ELC, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, securities, calls, rights, commitments or agreements of any character to which ELC is a party or by which ELC is bound obligating ELC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of stock of ELC or obligating ELC to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of ELC Common Stock to which ELC is a party.

          Section 2.6   Financial Statements. ELC has heretofore furnished GPE the unaudited balance sheet of ELC as of December 31, 2001 (the "ELC Financial Statements"). The ELC Financial Statement has been prepared in accordance with GAAP (except as may be noted therein and except for the absence of footnotes) and fairly presents in all material respects the financial condition of ELC at the date thereof (subject to normal, recurring year-end audit adjustments that are not in the aggregate material).

          Section 2.7   Books and Records. The minute book of ELC, which has been made available to GPE and its representatives, contains materially accurate and complete records of actions taken by its stockholders and Board of Directors (and committees thereof) for the last five years. The books of accounts and records of ELC are true, complete and correct in all material respects.

          Section 2.8   Liabilities. Except as set forth in Schedule II, ELC has no outstanding claims, liabilities or indebtedness contingent or otherwise.

          Section 2.9   Assets. ELC has good, valid and marketable title to the CEH Units, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interests or other impositions. Except as set forth on Schedule II, ELC is not a party to any agreement, lease, contract, loan or other arrangement. ELC does not own or lease any real property and has no assets other than the CEH Units.

          Section 2.10   Consents and Approvals. No permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery solely by ELC of this Agreement or the consummation solely by ELC of the transactions contemplated hereby, and no consent of any third party (including, without limitation, any governmental entity or any other member of CEH pursuant to the CEH Agreement) is required solely with respect to ELC to transfer any of the assets or to otherwise consummate any of the transactions contemplated hereby.

          Section 2.11   Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or, or to the knowledge of ELC or the ELC Stockholders, threatened against ELC, any of its affiliates, relating to its business or with respect to the transactions contemplated by this Agreement. There are no unsatisfied judgments against ELC or any of its affiliates relating to the business of ELC.

          Section 2.12   Taxes.

          (a)   ELC has been a validly electing "S" corporation within the meaning of Code Sections 1361 and 1362 at all times during its existence and ELC will be a valid "S" corporation up to and including the Closing Date;

          (b)   ELC has prepared and filed, with the appropriate foreign, federal, state and local tax authorities, all income, excise and other tax returns required to be filed by ELC as of the date hereof, all such tax returns are complete, true and accurate, and ELC has paid all taxes shown on such tax returns to be due or which have become due pursuant to any assessments, deficiency notice, 30 day letter or similar notice received by it;

          (c)   No extensions of any statutes of limitation have been invoked by ELC, or any of its affiliates, with respect to any taxes or tax returns related to the business of ELC;

          (d)   No other tax returns are required to be filed in connection with the business of ELC;

          (e)   There are no claims pending or threatened for taxes against ELC attributable to the business;

          (f)   No deficiencies on ELC's tax returns or reports attributable to or otherwise allocable to the business of ELC known to ELC have been, to ELC's knowledge, threatened as of the date hereof; and

          (g)   ELC has made all withholding payments required to be made under all applicable federal, state, local and foreign laws and regulations with respect to compensation paid to employees relating to the business of ELC and amounts withheld have been properly paid to the appropriate authorities.

          Section 2.13   Finder. There is no person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with ELC.

          Section 2.14   Compliance with Applicable Laws. ELC has been, is, and at the Closing Date will continue to be, in compliance with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of governmental authorities (federal, state, local and foreign) having jurisdiction over, applicable to or otherwise concerning the business of ELC.

          Section 2.15   Tax Treatment. ELC and the ELC Stockholders agree to treat the Merger as a Tax-Free Reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GPE

          GPE and IEC hereby jointly and severally represent and warrant to ELC and the ELC Stockholders, as follows:

          Section 3.1   Organization. GPE is a corporation duly organized and validly existing under the laws the State of Missouri. GPE has the requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. IEC is a corporation duly organized and validly existing under the laws the State of Missouri. IEC has the requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

          Section 3.2   Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of GPE Common Stock and each of the Notes, in each case pursuant to Article I hereof, have been duly authorized by all necessary corporate action on the part of GPE and IEC. This Agreement constitutes, and as of the Closing Date each of the Notes will constitute, the valid and binding obligation of GPE and IEC, enforceable against each in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and to general principals of equity regardless of whether brought in a proceeding at equity or at law).

          Section 3.3   No Conflicts. The execution, delivery and performance of this Agreement and each of the Notes by each of GPE and IEC and consummation by each of GPE and IEC of the transactions contemplated hereby, including the issuance of the GPE Common Stock and each of the Notes, in each case pursuant to Article I hereof, will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which GPE or IEC is subject, (b) violate any judgment, order, writ or decree of any court applicable to GPE or IEC, (c) breach, violate or cause the loss of any permits, licenses, orders or approvals relating to the business of GPE or IEC, or (d) result in the breach of or conflict with any term, covenant, condition or provision of, result in a modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the assets of GPE or IEC pursuant to the respective articles of incorporation or bylaws of GPE or IEC, or any commitment, contract or other agreement or instrument to which GPE and/or IEC is a party or by which any of its assets is or may be bound or affected.

          Section 3.4   Shares to be Issued. The shares of GPE Common Stock to be issued and delivered to ELC pursuant to this Agreement when issued and delivered will be duly and validly issued, fully paid, and nonassessable.

          Section 3.5   Finder. There is no person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with GPE or IEC.

          Section 3.6   Tax Treatment. GPE and IEC agree to treat the Merger as a Tax-Free Reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D).

          Section 3.7   Litigation. There is no action, suit, proceeding, claim or investigation pending, or to the knowledge of either GPE or IEC, threatened against or affecting or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

ARTICLE IV
COVENANTS

          Section 4.1   Operation Of Business Prior To Closing. Between the date hereof and the Closing Date:

          (a)   Negative Covenants. ELC covenants and agrees with GPE and IEC that, except with the prior written consent of GPE and except as set forth on Schedule II, ELC shall not do any of the following with respect to the business of ELC:

          (i)    except as contemplated by Section 1.8 hereof, make, declare or pay any dividend or distribution on any shares of the ELC Common Stock

          (ii)   sell or otherwise dispose of any of the ELC Assets, including the CEH Units, other than in the ordinary course of business or pursuant to a sale of ELC Assets other than the sale of the CEH Units, or pledge, assign or otherwise convey, or cause any lien to be placed upon any ELC Assets, including any CEH Unit;

          (iii)  amend the articles of incorporation or bylaws of ELC in such fashion as to have any effect on the transactions contemplated by this Agreement;

          (iv)   merge or consolidate with any other person or acquire a significant amount of the assets or capital stock of any other person;

          (v)    incur, create, assume or otherwise become liable for any indebtedness for borrowed money;

          (vi)   other than in the ordinary course of business, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any salary increases, severance or termination pay to, any officer, director, consultant or employee; and

          (vii)  permit the corporate existence of ELC to be suspended, lapsed, revoked or modified.

          (b)   Affirmative Covenants. ELC shall use all commercially reasonable efforts to:

          (i)    operate the business of ELC in the ordinary course of business; and

          (ii)   comply in all material respects with all applicable laws affecting the business of ELC.

          Section 4.2   Approvals and Consents. Each party shall use its reasonable best efforts to consummate the transactions contemplated hereby on or prior to the Effective Time (including, but not limited to, the fulfillment of all closing conditions).

          Section 4.3   No Solicitation. From the date hereof until the Closing Date, ELC shall not, and shall ensure that each of its directors, officers, representatives and agents shall not, solicit or entertain offers from, negotiate with, or enter into any agreement with, any third party relating to the acquisition of ELC, in whole or in part.

          Section 4.4   Notification.

          (a)   Between the date of this Agreement and the Closing Date, ELC shall promptly notify GPE in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of its representations and warranties made as of the date of this Agreement, (ii) the occurrence after the date of this Agreement but prior to the Closing Date of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, ELC's discovery of, such fact or conditions, or (iii) the breach of any representation and warranty made by GPE and IEC. During the same period, ELC also shall promptly notify GPE of the occurrence of any breach of any covenant of ELC in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible or reasonably unlikely.

          (b)   Between the date of this Agreement and the Closing Date, GPE or IEC shall promptly notify ELC in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of its respective representations and warranties made as of the date of this Agreement, (ii) the occurrence after the date of this Agreement but prior to the Closing Date of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of its discovery of such fact or condition, or (iii) the breach of any representation and warranty made by ELC. During the same period, GPE or IEC shall promptly notify ELC of the occurrence of any breach of any covenant of GPE in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible or reasonably unlikely.

ARTICLE V
CONDITIONS TO CLOSING

          Section 5.1   GPE's and IEC's Conditions to Closing. The obligations of GPE and IEC under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which conditions may be waived by GPE or IEC in writing in its sole discretion:

          (a)   All of ELC's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing Date as if then made. ELC shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing Date, and ELC shall have delivered to GPE and IEC a certificate of a corporate officer certifying to such compliance and completion in all material respects.

          (b)   GPE shall have received from ELC, a good standing certificate dated within fifteen (15) days of the notification of the Closing Date from its state of incorporation and every jurisdiction in which it is required to qualify for business.

          (c)   No preliminary or permanent injunction or other order, decree or filing issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (a) make the Merger or any of the transactions contemplated hereby illegal, (b) impose limitations on the ability of the Surviving Corporation or GPE to operate their businesses following the Merger in the manner that the businesses of ELC, IEC, or GPE were operated prior to the Merger, or (c) otherwise prevent the consummation of the Merger or the transactions contemplated hereby.

          (d)   GPE and IEC shall have received a certificate of the Secretary of ELC with respect to the resolutions respectively adopted by ELC approving this Agreement and the transactions contemplated hereby, each of which shall be reasonably acceptable to GPE.

          (e)   The Management Committee of CEH shall have consented to the transfer of the CEH Units to IEC pursuant to the terms of the CEH Agreement.

          Section 5.2   ELC's Conditions to Closing. The obligations of ELC under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived by ELC in its sole discretion:

          (a)   All of GPE's and IEC's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing Date as if then made. GPE and IEC shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and GPE and IEC shall have delivered to ELC a certificate of a corporate officer certifying to such compliance and completion in all material respects.

          (b)   (i) Each of the ELC Stockholders shall have received a stock certificate evidencing his record ownership of the total number of shares of GPE Common Stock required to be issued to him by GPE pursuant to Section 1.7 of this Agreement, and (ii) Orman shall have received the Orman Note and Schroeder shall have received the Schroeder Note.

          (c)   No preliminary or permanent injunction or other order, decree or filing issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (a) make the Merger or any of the transactions contemplated hereby illegal, (b) impose limitations on the ability of the Surviving Corporation or GPE to operate their businesses following the Merger in the manner businesses of ELC, IEC, or GPE were operated prior to the Merger, or (c) otherwise prevent the consummation of the Merger or the transactions contemplated hereby.

          (d)   ELC shall have received a certificate of the Secretary of IEC with respect to the resolutions adopted by IEC approving this Agreement and the transactions contemplated hereby, which shall be reasonably satisfactory to ELC.

          (e)   The ELC Stockholders shall have received an opinion of Blackwell Sanders Peper Martin LLP ("Tax Counsel") in form and substance reasonably satisfactory to the ELC Stockholders, on the basis of certain facts, representations and assumptions set forth in such opinion and certain representations made by the parties to the Merger, dated as of the date of the Closing, to the effect that (i) the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, (ii) neither of the ELC Stockholders will recognize any income, gain or loss with respect to the Merger, except for income or gain attributable to the receipt of the Notes ("Gain Recognized"), and (iii) assuming the ELC Common Stock was held as a capital asset, the holding period of the shares of GPE Common Stock issued in the Merger will include the holding period of the ELC Common Stock exchanged in the Merger.

ARTICLE VI
INDEMNIFICATION

          Section 6.1   Indemnification by ELC and the ELC Stockholders. Subject to Section 6.3, ELC and the ELC Stockholders covenant and agree with GPE and IEC that ELC and the ELC Stockholders shall jointly and severally indemnify GPE and its directors and officers, and their successors, assigns and legal representatives and IEC and its directors and officers, and their successors, assigns and legal representatives (collectively, the "Section 6.1 Indemnified Parties") and hold them harmless from, against and in respect of any and all costs, losses, claims, contribution claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) (hereinafter referred to as "ELC Claims") arising out of or with respect to:

          (a)   any tax liability of ELC that was due and payable prior to the Closing (based upon any act or failure to act by Orman, Schroeder or ELC prior to Closing) or attributable to any period prior to and including the Closing (including, without limitation, any liability that was due and payable prior to the Closing for taxes, interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all other governmental entities or taxing authorities);

          (b)   any material breach or nonfulfillment of any representation or warranty made by ELC in (i) this Agreement, (ii) the certificates delivered pursuant to Section 5.1(a), or (iii) any other certificate delivered by ELC pursuant to this Agreement;

          (c)   any material breach of any covenant or obligation of ELC in this Agreement or in any other certificate delivered by ELC pursuant to this Agreement; and

          (d)   any finder's fee or type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding of ELC.

          Section 6.2   Indemnification by GPE and IEC. GPE and IEC hereby covenant and agree with ELC that GPE and IEC shall jointly and severally indemnify ELC, the ELC Stockholders and ELC's directors, officers, and successors, heirs and legal representatives ("Section 6.2 Indemnified Parties"), and hold them harmless from, against and in respect of any and all costs, losses, claims, contribution claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) (hereinafter referred to as "GPE Claims"), arising out of or with respect to any material breach or nonfulfillment of any of the material representations, warranties, covenants or agreements made by GPE and IEC in this Agreement or in any other certificate executed and delivered by GPE and/or IEC pursuant hereto.

          Section 6.3   Limits. The aggregate ELC Claims indemnified against pursuant to this Article VI by an ELC Stockholder shall not exceed the Merger Consideration received by that ELC Stockholder with the value thereof determined, in the case of the GPE Common Stock, based on the average closing price of GPE Common Stock as listed on the New York Stock Exchange over a period of ten (10) trading days, with such 10-day period commencing on the twentieth (20th) trading day prior to the Closing Date, all as more fully described on Schedule 1.7(b), and in the case of the Orman Note or the Schroeder Note, the original principal amount thereof. No Claim for indemnification shall be made (i) by either party for indirect, special, consequential or punitive damages or (ii) with respect to any matter set forth in Section 9.2 beyond the time period set forth in such Section.

          Section 6.4   Procedure.

          (a)   With respect to a claim made by a third party, promptly (and in any event within thirty (30) days after the service of any citation or summons) after acquiring knowledge of any ELC Claim or GPE Claim, as the case may be (the "Applicable Claim") for which the applicable parties hereto (the "Indemnified Party") may seek indemnification against another party (the "Indemnifying Party") pursuant to Section 6.1 or 6.2 of this Article VI, the Indemnified Party shall given written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Article VI except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Applicable Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Applicable Claim, the Indemnified Party shall have the right to defend the action resulting from the Applicable Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Applicable Claims against it, and, as the case may be, recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the same.

          (b)   Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article VI, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

          (c)   At the sole election of GPE and IEC, any indemnification obligations of ELC or the ELC Stockholders arising under this Article VI may be reduced or satisfied by offsetting such indemnification obligations against the payments due pursuant to the Orman Note or the Schroeder Note, as the case may be. In such event, the Orman Note or the Schroeder Note, as the case may be, shall be reduced by its applicable portion of the indemnification obligation.

          Section 6.5   Insurance and Taxes. Any claim for indemnification hereunder shall be reduced by any insurance payment to be received by the person claiming indemnification and any tax benefit realized or to be realized by the person claiming such indemnification with respect to the matter for which indemnification is sought.

          Section 6.6   Exclusive Remedy. The indemnification set forth in this Article VI shall be the sole and exclusive remedy of the parties against the other for (i) breach of the representations, warranties and covenants of this Agreement and any agreement or document executed in connection herewith, or (ii) based upon any other type of cause of action or legal theory whatsoever arising out of or in connection with this Agreement, any agreement or document executed in connection herewith, the subject matter of the foregoing, or any fact, circumstance, duty or obligation related in any way thereto.

ARTICLE VII
TERMINATION

          Section 7.1   Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned:

          (a)   by the written consent of the parties hereto at any time prior to the Effective Time;

          (b)   by GPE and IEC in the event of a material breach by ELC or the ELC Stockholders of any provision of this Agreement, which breach is not remedied by the appropriate party within thirty (30) days after receipt of notice thereof; or

          (c)   by ELC in the event of a material breach by GPE or IEC of any provision of this Agreement, which breach is not remedied by GPE within thirty (30) days after receipt of notice thereof.

          Section 7.2   Effect of Termination. If this Agreement is terminated based upon Section 7.1(b) or 7.1(c), or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply in any material respect with its obligations under this Agreement that has not been satisfied within thirty (30) days after notice of such non-satisfaction, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE VIII
RESTRICTIONS ON TRANSFERABILITY OF GPE SHARES

          Section 8.1   Compliance with Securities Laws. ELC and the ELC Stockholders acknowledge that the shares of Surviving Corporation common stock and the GPE Common Stock to be issued to the ELC Stockholders (collectively, the "Transferred Shares"), the Orman Note and the Schroeder Note, in each case at the Closing Date will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, in reliance on the exemptions specified in such laws, and that such reliance is based in part upon the representations, warranties and covenants of the ELC Stockholders. The ELC Stockholders acknowledge that they understand that none of such securities have been approved or disapproved by the Securities and Exchange Commission, or by the securities regulatory authority of any state, nor have any of the foregoing authorities passed upon or endorsed the merits of the transactions contemplated by this Agreement. They further acknowledge and agree that any subsequent transfer, sale or other disposition thereof must be pursuant to an exemption from registration or pursuant to an effective registration statement thereunder. Each of the ELC Stockholders represents and warrants to GPE that (i) he is acquiring the Transferred Shares, and the Orman Note or the Schroeder Note, as the case may be, solely for investment for his own account and not as nominee or agent or otherwise on behalf of any other person, and not with a view to or with a present intention to reoffer, resell, fractionalize, assign, grant any participating interest in, or otherwise distribute the Transferred Shares or the Orman Note or the Schroeder Note, as the case may be, in any manner that could cause the loss of the exemption from registration under the Securities Act on which the issuing company relied, (ii) he is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 by virtue of having either (A) a net worth (or a joint net worth with his spouse) in excess of $1 million, or (B) individual income in excess of $200,000 (or joint net income with his spouse in excess of $300,000) in each of the two most recent years and a reasonable expectation of reaching the same income level in the current year, (iii) he has been furnished any information relating to the GPE and IEC, their business and financial condition and the Transferred Shares which he has requested and he has been afforded the opportunity to ask questions and receive answers concerning those matters and the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which GPE or IEC possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy or completeness of the information provided to him, and that he also has been furnished access to any and all other information that is material to his or a reasonable investor's decision to acquire the Transferred Shares and the Orman Note or the Shroeder Note, as the case may be.

          Each of the ELC Stockholders further represents, warrants and agrees that (i) no other person has any direct or indirect beneficial interest in the Transferred Securities, (ii) he is not acting as an underwriter or directly or indirectly participating in any underwriting of the Transferred Securities and the Orman Note or the Shroeder Note, as the case may be, (iii) he will not take, or cause to be taken, any action that would cause him to be an underwriter, as defined in Section 2(11) of the Securities Act, of any such securities, and (iv) he does not have any contract, undertaking, agreement, arrangement or understanding with any person which is contrary to his representations, warranties and agreements.

          Section 8.2   Holding Period for Transferred Shares. Each of the ELC Stockholders agrees that each of them shall not sell, pledge, transfer or otherwise dispose of: (i) one half of the shares of GPE Common Stock prior to January 15, 2004; and (ii) the remaining one half of the shares of GPE Common Stock prior to January 15, 2005. Notwithstanding the immediately preceding sentence, (i) each of the ELC Stockholders shall be free to sell or otherwise dispose of shares of GPE Common Stock when, and to the extent, permissible under either Rule 144 or in a private resale transaction or transactions qualifying for the so-called "4(1 1/2)" exemption, provided that, in the case of a sale or other disposition of GPE Common Stock by Orman, he is not then an officer (as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) of GPE or its Affiliates (as defined in Rule 12b-2 under the Exchange Act), and (ii) each of the ELC Stockholders shall be free to transfer the GPE Common Stock to a limited liability company, corporation or other entity which such stockholder, or the ELC Stockholders together, control, provided that such transfer (A) will not cause the loss of the exemption(s) from registration under the Securities Act relied upon to issue the GPE Common Stock to the ELC Stockholders, (B) will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and will not require GPE to prepare an offering memorandum or any other disclosure document in order to permit such transfer. In addition to any other legend required by GPE on certificates representing unregistered shares, the following legends shall be placed on each certificate evidencing restrictions on transfer of shares of GPE Common Stock:

          (a)   On the front of the certificate:

Notice

"Ownership of this certificate is subject to the restrictions noted on the reverse side hereof."

          (b)   On the back of the certificate:

RESTRICTIONS ON TRANSFER

"This certificate and the shares of common stock represented by this certificate are subject to the terms, conditions and restrictions on transfer as set forth in the Agreement and Plan of Merger dated as of the 7th day of November, 2002, as the same may be amended from time to time, a copy of which is on file and available for inspection during regular business hours at the principal office of the Company. Neither this certificate nor any interest represented by this certificate may be sold, pledged or otherwise transferred, except in accordance with the provisions of said Agreement."

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws ("State Acts") and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration thereof under the Act and/or State Acts or an opinion of counsel satisfactory to the issuer that such registration is not required with respect to the proposed disposition of such shares and that such sale or other transfer will not cause the loss of the exemption from registration on which the issuer relied in issuing the shares."

          Section 8.3   Restriction on Hedging Transactions. So long as an ELC Stockholder is not an officer (as defined in Rule 16a-1(f) under the Exchange Act), to the extent permitted by Rule 144 or any other applicable exemption from registration under the Securities Act, such ELC Stockholder shall be permitted to hedge the investment risk inherent in any or all of the shares of GPE Common Stock through put or call options, collars consisting of a put and a call option, financial future, derivatives or any combination of the foregoing and to pledge or hypothecate any of the shares of the GPE Common Stock in connection therewith, provided that no such action by an ELC Stockholder shall cause the loss of the exemption upon which GPE relied in issuing the shares.

          Section 8.4   Restrictive Legends on Notes. The following legend shall be placed on the first page of each of the Notes:

"This Promissory Note has not been registered under the Securities Act of 1933, as amended (the "Act") nor any applicable state securities laws ("State Acts") and may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration thereof under the Act and/or State Acts or an opinion of counsel reasonably satisfactory to the maker that such registration is not required with respect to the proposed disposition of this Promissory Note and that such sale or other transfer will not cause the loss of the exemption from registration on which the maker relied in issuing this Promissory Note."

ARTICLE IX NON-COMPETITION AND NON-SOLICITATION

          During the Applicable Non-Compete Period (as defined below), each ELC Stockholder will not directly or indirectly, in the territory comprised by the continental United States:

          (a)   as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the record holder or beneficial owner of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services that are of the kind or type developed, produced, marketed or sold by GPE or its subsidiaries while the ELC Stockholder was employed by GPE or any subsidiary, or that are of the kind or type described in reasonable detail in the written business plan of GPE or any subsidiary for the year during which the ELC Stockholder's employment is actually terminated, provided that such products or services are reasonably expected to be developed, produced, marketed and sold on a commercially significant basis during that year or the immediately succeeding year; or

          (b)   recruit, solicit or induce, or attempt to induce an employee or employees of GPE or any subsidiary to terminate their employment with, or otherwise cease their relationship with, GPE or any subsidiary (other than by means of general advertisements); or

          (c)   solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts of GPE or any subsidiary which were contacted, solicited or served by the Employee while employed by GPE or any subsidiary.

          With respect to subparagraph (a) above, the Applicable Non-Compete Period shall be twelve months following the ELC Stockholder's final date of employment by GPE or any of GPE's subsidiaries. With respect to subparagraphs (b) and (c) above, the Applicable Non-Compete Period shall be eighteen months following the ELC Stockholder's final date of employment by GPE or any of GPE's subsidiaries. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

ARTICLE X
GENERAL

          Section 10.1   Expenses. Each party shall pay their own respective expenses and the fees and expenses of their respective counsel, accountants and other experts.

          Section 10.2   Survival of Representations and Warranties. The representations and warranties in this Agreement and in any ancillary certificate or document shall survive the Closing Date for a period of two years, except the representations and warranties contained in Sections 2.1 and 2.3 which shall survive indefinitely and Section 2.12 which shall survive for the applicable statute of limitations.

          Section 10.3   Waivers. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement related to such waiver.

          Section 10.4   Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          Section 10.5   Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation by telephone of transmission receipt; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

ELC:	Mr. Gregory J. Orman
Environmental Lighting Concepts, Inc.
10470 Nall, Suite 230
Overland Park, Kansas 66211
Fax no.: 913-967-4340

with a mandatory copy to:	Stinson Morrison Hecker LLP
2600 Grand Boulevard
Kansas City, Missouri 64108
Attention: John A. Granda
Fax no.: 816-474-4208
e-mail: jgranda@stinsonmoheck.com

GPE or IEC:	Great Plains Energy Incorporated
1201 Walnut, Suite 2100
Kansas City, Missouri 64106
Attention: Jeanie Latz
Fax no.: 816-556-2418

Gregory J. Orman	Mr. Gregory J. Orman
Environmental Lighting Concepts, Inc.
10470 Nall, Suite 230
Overland Park, Kansas 66211
Fax no.: 913-967-4340

Mark R. Schroeder	Mr. Mark R. Schroeder
10470 Nall, Suite 230
Overland Park, Kansas 66211
Fax no.: 913-967-4340

with a mandatory copy to:	Blackwell Sanders Peper Martin LLP
2300 Main Street, Suite 1000
Kansas City, Missouri 64108
Attention: Jason Reschly
Fax no.: 816-983-8080
e-mail: jreschly@blackwellsanders.com

          Section 10.6   Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          Section 10.7   Headings. The Section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

          Section 10.8   Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Missouri without giving effect to the choice of law principles thereof.

          Section 10.9   Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

           Section 10.10   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          Section 10.11   Press Releases. Neither ELC, IEC nor GPE shall, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law or the regulation of any stock exchange (but each party shall still endeavor to allow the other party reasonable opportunity to review and comment to the extent feasible).

          Section 10.12   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy hereof signed by the party to be charged. Signature pages delivered by facsimile to this Agreement or any document delivered in connection herewith or at the Closing Date shall be binding to the same extent as an original.

          Section 10.13   Interpretation. Unless otherwise specifically provided herein, whenever consent of a party is required for any action, such consent shall not be unreasonably withheld, conditioned or delayed.

          Section 10.14   Tax Matters. The ELC Stockholders will be responsible for the preparation and filing of all tax returns for ELC for all periods up to and including the Closing Date as to which tax returns are due after the Closing Date. Prior to filing such tax returns, the ELC Stockholders will deliver a copy of such returns to GPE for its approval, which will not be unreasonably withheld. The ELC Stockholders will make all required payments with respect to any such tax return and shall be entitled to receive and retain all refunds with respect to any such tax return.

[SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by an officer thereunto duly authorized on the date first above written.

ELC:	ENVIRONMENTAL LIGHTING CONCEPTS, INC. By: /s/Mark R. Schroeder Name: Mark R. Schroeder Title: President
ELC STOCKHOLDERS:	/s/Mark R. Schroeder Mark R. Schroeder /s/Gregory J. Orman Gregory J. Orman
GPE:	GREAT PLAINS ENERGY INCORPORATED By: /s/B. J. Beaudoin Name: B. J. Beaudoin Title: Chairman, President and CEO
IEC	INNOVATIVE ENERGY CONSULTANTS INC. By: /s/Mark G. English Name: Mark G. English Title: Secretary

Schedule 1.7(b)

	Close Date is Nov. 7th 20th Prior Business Day Day is Oct 10th

Line No.		Total	Orman	Schroeder
1	Total Consideration	$15,080,000	$10,073,570	$5,006,430
2
3	ELC Stock Ownership	50,920.00	34,015.00	16,905.00
4	Percentage Ownership	100.0000%	66.8009%	33.1991%
5
6	Stock Issued	8,000,000	5,344,069	2,655,931
7
8	Divided by "Average Price" as Determined as follows:
9	Average closing price of GPE Common Stock as
10	listed on the New York Stock Exchange over a
11	period of ten trading days beginning with the
12	the twentieth trading day prior to the Closing Date	$20.64	$20.64	$20.64

13
14	Total Number of Shares to Be Issued (Rounded to Whole Shares)	387,596	258,917	128,679
15	Times: Average Price (line 12)	$20.64	$20.64	$20.64
		_______________	________________	______________
16	Total Value of Stock Consideration	$7,999,981	$5,344,047	$2,655,934
17
		_______________	________________	______________
18	Amount of Notes (line 1 minus line 16)	$7,080,019	$4,729,523	$2,350,496

		Closing Price
Date:	10-Oct	$19.05
	11-Oct	$19.27
	12-Oct	XX
	13-Oct	XX
	14-Oct	$19.57
	15-Oct	$20.21
	16-Oct	$19.89
	17-Oct	$21.37
	18-Oct	$21.69
	19-Oct	XX
	20-Oct	XX
	21-Oct	$21.94
	22-Oct	$21.43
	23-Oct	$21.99
	24-Oct	$-
		___________

		$206.41
		10
		___________

		$20.64
		_________
Close date November 7th. 20th Prior Business day is October 10th

Schedule II

This Schedule constitutes the Schedule II referenced in the Agreement and Plan of Merger dated as of November 7, 2002 by and among Environmental Lighting Concepts, Inc., Mark R. Schroeder, Gregory J. Orman, Innovative Energy Consultants, Inc., and Great Plains Energy, Incorporated (the "Agreement"). The representations, warranties and covenants in the Agreement which make reference to this Schedule II are subject to and are qualified by the information set forth or referenced in this Schedule II. The inclusion of information in this Schedule II shall not be deemed to constitute an admission that any such information is material for any purpose and shall not be used or interpreted to create a standard of materiality for any purpose.

The following information is disclosed:

Assets other than SEL units

*     In addition to the SEL units, the Option Agreement, dated June 16, 1997, between Environmental Lighting Concepts, Inc. and KLT Energy Services, Inc., and the First Amendment to Option Agreement, dated December 31, 1999, will remain the property of the Company and be transferred into Innovative Energy Consultants, Inc.

Distributions

*     Environmental Lighting Concepts, Inc. will distribute its remaining assets (other than the SEL units and the option agreement) prior to closing. These assets consist of an amount of cash not is excess of $5,000, tax refund receivables (from the 2001 tax year and 2002 tax year), the January 2003 tax distribution receivable resulting from SEL income allocated to Environmental Lighting Concepts, Inc. prior to closing.

Schedule 2.5

Environmental Lighting Concepts, Inc.
Shares Outstanding 6/11/02

	shares	percentage
Greg Orman	34,015.00	66.80086%
Mark Schroeder	16,905.00	33.19914%
TOTAL	50,920.00

Exhibit A-1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND/OR STATE ACTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO THE PROPOSED DISPOSITION OF THIS PROMISSORY NOTE AND THAT SUCH SALE OR OTHER TRANSFER WILL NOT CAUSE THE LOSS OF THE EXEMPTION FROM REGISTRATION ON WHICH THE MAKER RELIED IN ISSUING THIS PROMISSORY NOTE.

PROMISSORY NOTE

$4,729,523.00

Kansas City, Missouri                                                                                                                                                                    November 7, 2002

          FOR VALUE RECEIVED, GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (the "Maker"), hereby promises to pay to the order of GREGORY J. ORMAN (the "Holder"), together with his assigns, the principal sum of Four Million Seven Hundred Twenty Nine Thousand Five Hundred Twenty Three and No/100 Dollars ($4,729,523.00), together with interest at a fixed rate of ___% per annum, with the entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, due on January 1, 2003 (the "Promissory Note").

          Interest shall be computed on the basis of a 360-day year. If any installment of this Promissory Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Missouri, payment shall be made no later than the next successive business day with the same effect as though made on the due date. On the occurrence and during the continuance of an Event of Default (as defined below), interest shall accrue and be payable at the fixed rate of ____% with respect to any outstanding principal hereof, any outstanding interest and any other payment required hereunder and due.

          The Maker may not prepay all or any portion of this Promissory Note.

          If any of the events specified below shall occur (herein individually referred to as an "Event of Default"), and in each such event, the Holder may, at Holder's option, by notice in writing to the Maker, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full. Such declaration shall require the signature of the Holder or Holder's assigns in order to be effective. Each of the following shall be an "Event of Default" under this Promissory Note:

          (a)   a default in the payment of interest or principal due hereunder; or

          (b)   the Maker or any other person liable hereon should make an assignment for the benefit of creditors; or

          (c)   attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon; or

          (d)   a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker; or

          (e)   proceedings are instituted by or against the Maker, or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended; or

          (f)   the Maker liquidates or dissolves; or

          (g)   the Maker commits a breach of any representation, warranty, covenant or agreement set forth in the Agreement and Plan of Merger (as defined below).

          All payments made hereunder shall be made in lawful currency of the United States of America in immediately available funds. All payments made hereunder to Holder, unless otherwise specified by Holder, shall be paid by Maker to the Holder and the Holder shall receive his respective payment from Maker at his address as follows:

          Gregory J. Orman
          10470 Nall, Suite 230
          Overland Park, Kansas 66211

or at such other place, or to such bank account, as the Holder may designate in writing. All payments made hereunder, whether as a result of acceleration, or otherwise, shall be allocated first to costs or expenses payable hereunder, then to accrued but unpaid interest and then to principal remaining outstanding hereunder.

          This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to conflict of laws principles.

          This Promissory Note is made pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of November 7, 2002, to which Maker, Innovative Energy Consultants Inc., Holder, Mark R. Schroeder, and Environmental Lighting Concepts, Inc. are parties (the "Agreement and Plan of Merger"). The Holder acknowledges that Maker is entitled to the benefits of the Agreement and Plan of Merger, which is hereby incorporated by reference, including, to the extent specifically permitted by Section 6.4(c) of the Agreement and Plan of Merger, the right of offset against the principal sum of this Promissory Note for any and all claims that the Maker may have against the Holder under Section 6.1 of the Agreement and Plan of Merger.

          The rights and obligations of the Maker and the Holder shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators and transferees of the parties. Maker may not assign its rights or obligations under this Promissory Note without the prior written consent of the Holder.

          Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, Maker agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

          IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

GREAT PLAINS ENERGY INCORPORATED

By:______________________________________

Name:____________________________________

Title:_____________________________________

ACKNOWLEDGMENTS

STATE OF MISSOURI          )
                                    ) ss.
COUNTY OF JACKSON        )

          On this ___ day of November, 2002, before me, _______________________ the undersigned, personally appeared ____________________, known personally to me to be the _____________ of GREAT PLAINS ENERGY INCORPORATED and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

__________________________________________
Notary Public

My Commission Expires:

Exhibit A-2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND/OR STATE ACTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO THE PROPOSED DISPOSITION OF THIS PROMISSORY NOTE AND THAT SUCH SALE OR OTHER TRANSFER WILL NOT CAUSE THE LOSS OF THE EXEMPTION FROM REGISTRATION ON WHICH THE MAKER RELIED IN ISSUING THIS PROMISSORY NOTE.

PROMISSORY NOTE

$2,350,496.00

Kansas City, Missouri                                                                                                                                                                          November 7, 2002

          FOR VALUE RECEIVED, INNOVATIVE ENERGY CONSULTANTS INC., a Missouri corporation (the "Maker"), hereby promises to pay to the order of MARK R. SCHROEDER (the "Holder"), together with his assigns, the principal sum of Two Million Three Hundred Fifty Thousand Four Hundred Ninety Six and No/100 Dollars ($2,350,496.00), together with interest at a fixed rate of ____% per annum, with the entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, due on January 1, 2003 (the "Promissory Note").

          Interest shall be computed on the basis of a 360-day year. If any installment of this Promissory Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Missouri, payment shall be made no later than the next successive business day with the same effect as though made on the due date. On the occurrence and during the continuance of an Event of Default (as defined below), interest shall accrue and be payable at the fixed rate of _____% with respect to any outstanding principal hereof, any outstanding interest and any other payment required hereunder and due.

          The Maker may not prepay all or any portion of this Promissory Note.

          If any of the events specified below shall occur (herein individually referred to as an "Event of Default"), and in each such event, the Holder may, at Holder's option, by notice in writing to the Maker, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full. Such declaration shall require the signature of the Holder or Holder's assigns in order to be effective. Each of the following shall be an "Event of Default" under this Promissory Note:

          (a)   a default in the payment of interest or principal due hereunder; or

          (b)   the Maker or any other person liable hereon should make an assignment for the benefit of creditors; or

          (c)   attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon; or

          (d)   a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker; or

          (e)   proceedings are instituted by or against the Maker, or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended; or

          (f)   the Maker liquidates or dissolves; or

          (g)   the Maker commits a breach of any representation, warranty, covenant or agreement set forth in the Agreement and Plan of Merger (as defined below).

          All payments made hereunder shall be made in lawful currency of the United States of America in immediately available funds. All payments made hereunder to Holder, unless otherwise specified by Holder, shall be paid by Maker to the Holder and the Holder shall receive his respective payment from Maker at his address as follows:

          Mark R. Schroeder
          10470 Nall, Suite 230
          Overland Park, Kansas 66211

or at such other place, or to such bank account, as the Holder may designate in writing. All payments made hereunder, whether as a result of acceleration, or otherwise, shall be allocated first to costs or expenses payable hereunder, then to accrued but unpaid interest and then to principal remaining outstanding hereunder.

          This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to conflict of laws principles.

          This Promissory Note is made pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of November 7, 2002, to which Maker, Holder, Gregory J. Orman, Great Plains Energy Incorporated, and Environmental Lighting Concepts, Inc. are parties (the "Agreement and Plan of Merger"). The Holder acknowledges that Maker is entitled to the benefits of the Agreement and Plan of Merger, which is hereby incorporated by reference, including, to the extent specifically permitted by Section 6.4(c) of the Agreement and Plan of Merger, the right of offset against the principal sum of this Promissory Note for any and all claims that the Maker may have against the Holder under Section 6.1 of the Agreement and Plan of Merger.

          The rights and obligations of the Maker and the Holder shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators and transferees of the parties. Maker may not assign its rights or obligations under this Promissory Note without the prior written consent of the Holder.

          Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, Maker agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

          IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

INNOVATIVE ENERGY CONSULTANTS INC.

By:______________________________________

Name:____________________________________

Title:_____________________________________

ACKNOWLEDGMENTS

STATE OF MISSOURI          )
                                    ) ss.
COUNTY OF JACKSON        )

          On this ___ day of November, 2002, before me, _______________________ the undersigned, personally appeared ____________________, known personally to me to be the _____________ of INNOVATIVE ENERGY CONSULTANTS INC. and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

__________________________________________
Notary Public

My Commission Expires: